UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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TRANSOCEAN LTD.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 25, 2014

Dear Shareholder:

We have previously sent to you proxy material for the important Annual General Meeting of Shareholders of Transocean Ltd. to be held on May 16, 2014. Your Board of Directors recommends that shareholders vote FOR all of the items on the agenda.

This year, certain items require approval by two-thirds of the shares entitled to vote at the meeting: Items 6 (Reduction of the Maximum Number of Members of the Board of Directors to 11), 8 (Implementation of Majority Vote Standard for Uncontested Elections), and 9 (Amendment to Articles of Association Related to Shareholder Agenda Items). Failure to vote will have the same effect as a vote Against such items.

Your vote is extremely important--no matter how many or how few shares you may own. If you have not already done so, please vote TODAY by signing, dating and returning the enclosed proxy card in the envelope provided.

Thank you for your continued support.

Sincerely,

Ian C. Strachan                 Steven L. Newman
Chairman                     President and Chief Executive Officer

INVITATION TO THE ANNUAL GENERAL MEETING OF TRANSOCEAN LTD.
Friday, May 16, 2014, 5:00 p.m., Swiss time,
at the Lorzensaal Cham, Dorfplatz 3, CH-6330 Cham, Switzerland

Agenda Items

(1) Approval of the 2013 Annual Report, including the Consolidated Financial Statements of Transocean Ltd. for Fiscal Year 2013 and the Statutory Financial Statements of Transocean Ltd. for Fiscal Year 2013.
Proposal of the Board of Directors
The Board of Directors proposes that the 2013 Annual Report, including the consolidated financial statements for the calendar year ending December 31 ("fiscal year"), 2013 and the statutory financial statements for fiscal year 2013, be approved.
Recommendation
The Board of Directors recommends you vote "FOR" this proposal number 1.
(2) Discharge to the Members of the Board of Directors and Executive Management from Liability for Activities During Fiscal Year 2013.
Proposal of the Board of Directors
The Board of Directors proposes that shareholders grant discharge to the members of the Board of Directors and Messrs. Steven Newman, Esa Ikäheimonen, Allen Katz, John Stobart, David Tonnel and Ihab Toma, who served as members of executive management in 2013, from liability for activities during fiscal year 2013.
Recommendation
The Board of Directors recommends you vote "FOR" this proposal number 2.
(3) Appropriation of the Available Earnings for Fiscal Year 2013.
Proposal of the Board of Directors
The Board of Directors proposes that all available earnings of the Company be carried forward.

in CHF thousands
Balance brought forward from previous years	90,284
Net loss of the year	(29,675)

Total retained earnings	60,609
Appropriation of available earnings
Balance to be carried forward on this account	60,609
Recommendation
The Board of Directors recommends you vote "FOR" this proposal number 3.
(4) Distribution of a Dividend in the Amount of US$ 3.00 per Outstanding Share of the Company out of General Legal Reserves From Capital Contribution (by way of a release and allocation of general legal reserves from capital contribution to dividend reserve from capital contribution).
Proposal of the Board of Directors
The Board of Directors proposes that (A) CHF 2,046,920,128 of general legal reserves from capital contribution be released and allocated to "dividend reserve from capital contribution" (the "Dividend Reserve"), (B) a dividend in the amount of US$ 3.00 per outstanding share of the Company be distributed out of, and limited at a maximum to the amount of, such Dividend Reserve and paid in installments at such times and at such record dates as shall be determined by the Board of Directors in its discretion, and (C) any amount of the Dividend Reserve remaining after payment of the final installment be automatically reallocated to "general legal reserves from capital contribution." Dividend payments shall be made with respect to the outstanding share capital of the Company on the record date for the applicable installment, which amount will exclude any shares held by the Company or any of its direct or indirect subsidiaries.
Proposed Release and Allocation of General Legal Reserves From Capital Contribution to Dividend Reserve From Capital Contribution

in CHF thousands
General legal reserves from capital contribution, as of December 31, 2013	9,552,457
less release to Dividend Reserve	(2,046,920)

Remaining general legal reserves from capital contribution	7,505,537

The Board of Directors' proposed shareholder resolution is included in Annex A.
Recommendation
The Board of Directors recommends you vote "FOR" this proposal number 4.
(5) Adoption of Authorized Share Capital.
Proposal of the Board of Directors
The Board of Directors proposes that its authority to issue shares out of the Company's authorized share capital be adopted for a two-year period, expiring on May 16, 2016. Pursuant to the proposal, the Board of Directors' authority to issue new shares in one or several steps will be limited to a maximum of 22,429,838 shares, or approximately 6% of the share capital of the Company currently recorded in the Commercial Register. The Board of Directors does not currently have plans to issue shares under this authorization. The proposed amendments to the Articles of Association are included in Annex B.
Recommendation
The Board of Directors recommends you vote "FOR" this proposal number 5.
(6) Amendment of the Articles of Association to Reduce the Maximum Number of the Members of the Board of Directors to 11 from 14.
Proposal of the Board of Directors
The Board of Directors proposes that the maximum number of the members of the Board of Directors under the Articles of Association be reduced to 11 from 14 members. The proposed amendments to the Articles of Association are attached as Annex C.
Recommendation
The Board of Directors recommends you vote "FOR" this proposal number 6.
(7) Amendments to the Articles of Association to Implement the Minder Ordinance.
As a result of recent changes in Swiss law, in particular the amendment to the Swiss Federal Constitution related to board and executive compensation and the Ordinance Against Excessive Compensation at Public Companies, dated November 20, 2013 and effective January 1, 2014 (the “Minder Ordinance”), implementing such amendment, the authority for certain compensation and governance matters is now vested in the shareholders. The amendments proposed by this proposal numbers 7A - 7G are primarily intended to implement the requirements of the Minder Ordinance.

7A Amendments Regarding Election of the Board of Directors, the Chairman of the Board of Directors, the Compensation Committee Members and the Independent Proxy and Other Matters.
Proposal of the Board of Directors
The Board of Directors proposes that our Articles of Association be amended to reflect the requirements of the Minder Ordinance that:
each member of the Board of Directors;
the Chairman of the Board of Directors;
each member of the Compensation Committee; and
the independent proxy
be elected at the Annual General Meeting, each for a term extending until completion of the next Annual General Meeting. Further, the Board of Directors proposes that our Articles of Association be amended to reflect the powers and duties of each of these elected offices in accordance with the Minder Ordinance. Also, the Board of Directors proposes that our Articles of Association be further amended to reflect the requirement pursuant to the Minder Ordinance that an annual report on the compensation of the Board of Directors and the Executive Management Team be prepared. The proposed amendments to the Articles of Association are attached as Annex D.
Recommendation
The Board of Directors recommends you vote "FOR" this proposal number 7A.
7B Binding Shareholder Ratification of the Compensation of the Board of Directors and the Executive Management Team.

Proposal of the Board of Directors
The Board of Directors proposes that our Articles of Association be amended to reflect the requirements of the Minder Ordinance for shareholder ratification of the compensation of the Board of Directors and the Executive Management Team. The proposed amendments to the Articles of Association are attached as Annex E.
Recommendation
The Board of Directors recommends you vote "FOR" this proposal number 7B.
7C Supplementary Amount of Compensation for Members of the Executive Management Team Assuming an Executive Management Team Position During a Compensation Period for Which Shareholder Ratification Has Already Been Granted.

Proposal of the Board of Directors
The Board of Directors proposes that our Articles of Association be amended to reflect the authority of the Board of Directors to grant compensation to members of the Executive Management Team who assume an Executive Management Team position during a compensation period for which shareholder ratification has already been granted. The proposed amendments to the Articles of Association are attached as Annex F.
Recommendation
The Board of Directors recommends you vote "FOR" this proposal number 7C.
7D General Principles and Terms Applicable to Compensation of the Members of the Board of Directors and the Executive Management Team.

Proposal of the Board of Directors
The Board of Directors proposes that our Articles of Association be amended to reflect the general principles and terms applicable to compensation of the Board of Directors and the Executive Management Team and to enumerate the compensation elements and the principles regarding performance targets and objectives that may be used to compensate, attract, retain and motivate non-executive directors and members of the Executive Management Team. The proposed amendments to the Articles of Association are attached as Annex G.
Recommendation
The Board of Directors recommends you vote "FOR" this proposal number 7D.
7E Maximum Term and Termination Notice Periods for Members of the Board of Directors and the Executive Management Team and Non-Competition Agreements with Members of the Executive Management Team.

Proposal of the Board of Directors
The Board of Directors proposes that our Articles of Association be amended to reflect the maximum term and maximum termination notice periods of our agreements with members of the Board of Directors and the Executive Management Team relating to their compensation, and the principles applicable to non-competition agreements effective after termination of employment into which the Board of Directors may enter with members of the Executive Management Team, and the consideration paid thereunder. The proposed amendments to the Articles of Association are attached as Annex H.
Recommendation
The Board of Directors recommends you vote "FOR" this proposal number 7E.
7F Permissible Mandates of Members of the Board of Directors and the Executive Management Team.

Proposal of the Board of Directors
The Board of Directors proposes that our Articles of Association be amended to reflect the maximum number of permissible mandates, as defined by the Minder Ordinance, which members of the Board of Directors and the Executive Management Team may hold outside the Transocean group. The proposed amendments to the Articles of Association are attached as Annex I.
Recommendation
The Board of Directors recommends you vote "FOR" this proposal number 7F.
7G Loans and Post-Retirement Benefits Beyond Occupational Pensions.
Proposal of the Board of Directors
The Board of Directors proposes that our Articles of Association be amended to reflect our policy restricting the granting of loans to the Board of Directors and the Executive Management Team and the amount of potential post-retirement benefits beyond occupational pensions granted to members of the Executive Management Team. The proposed amendments to the Articles of Association are attached as Annex J.
Recommendation
The Board of Directors recommends you vote "FOR" this proposal number 7G.
(8) Amendment of Article 18 para. 2 of the Articles of Association Regarding the Applicable Vote Standard for Elections of Directors, the Chairman and the Members of the Compensation Committee.

Proposal of the Board of Directors
The Board of Directors proposes that the Articles of Association be amended such that the members of the Board of Directors, the Chairman of the Board of Directors, and the members of the Compensation Committee in “uncontested elections” are elected upon a relative majority of the votes cast at the general meeting, instead of upon a plurality of the votes cast at the general meeting. “Contested elections” continue to be subject to a plurality vote standard, meaning that the candidate who receives the greatest number of "FOR" votes is elected. A "relative majority" means a majority of the votes cast "FOR" or "AGAINST" on the matter being voted upon or the nominee to be elected, disregarding abstentions, "broker non votes", blank or invalid votes. If approved, the relative majority vote standard would become effective at the first general meeting of shareholders after the 2014 Annual General Meeting. The proposed amendments to the Articles of Association are attached as Annex K.
Recommendation
The Board of Directors recommends you vote "FOR" this proposal number 8.
(9) Amendment of Article 14 para. 1 of the Articles of Association Regarding Shareholder Agenda Item Requests Pursuant to Swiss Law.
Proposal of the Board of Directors
The Board of Directors proposes that the English translation of Article 14 para. 1 of our Articles of Association be amended to align the English text translation with the authoritative German text. Specifically, the proposed amendment clarifies that its proviso refers to the anniversary date of the previous year’s Annual General Meeting, rather than to the Company’s proxy statement in connection with the previous year’s Annual General Meeting. The proposed amendments to the Articles of Association are attached as Annex L.
Recommendation
The Board of Directors recommends you vote "FOR" this proposal number 9.
(10) Reelection of Ten Directors and Election of One New Director, Each for a Term Extending Until Completion of the Next Annual General Meeting.
Proposal of the Board of Directors
The Board of Directors proposes that the following ten candidates be reelected and the following one candidate be elected to the Board of Directors, each for a term extending until completion of the next Annual General Meeting. Previously, some of the directors up for reelection held three-year terms. However, as a result of the Minder Ordinance, all directors hold one-year terms of office and must be reelected at this Annual General Meeting.
10AReelection of Ian C. Strachan as a director.
10BReelection of Glyn A. Barker as a director.
10CReelection of Vanessa C.L. Chang as a director.
10D Reelection of Frederico F. Curado as a director.
10E Reelection of Chad Deaton as a director.
10FReelection of Martin B. McNamara as a director.
10GReelection of Samuel Merksamer as a director.
10HReelection of Edward R. Muller as a director.
10IReelection of Steven L. Newman as a director.
10JReelection of Tan Ek Kia as a director.
10KElection of Vincent J. Intrieri as a director.
Recommendation
The Board of Directors recommends you vote "FOR" the (re)election of these candidates as directors.
(11) Election of the Chairman of the Board of Directors for a Term Extending Until Completion of the Next Annual General Meeting.
Proposal of the Board of Directors
The Board of Directors proposes that Ian C. Strachan be elected as the Chairman of the Board of Directors for a term extending until completion of the next Annual General Meeting.
Recommendation
The Board of Directors recommends you vote "FOR" the election of Ian C. Strachan as Chairman of the Board of Directors.
(12) Election of the Members of the Compensation Committee, Each for a Term Extending Until Completion of the Next Annual General Meeting.
Proposal of the Board of Directors
The Board of Directors proposes that the following candidates for election to the Board of Directors also be elected as members of the Compensation Committee:
12A Election of Frederico F. Curado as a member of the Compensation Committee.
12BElection of Martin B. McNamara as a member of the Compensation Committee.
12CElection of Tan Ek Kia as a member of the Compensation Committee.
12DElection of Vincent J. Intrieri as a member of the Compensation Committee.
Recommendation
The Board of Directors recommends you vote "FOR" the election of Frederico F. Curado, Martin B. McNamara, Tan Ek Kia, and Vincent J. Intrieri as members of the Compensation Committee.
(13) Election of the Independent Proxy for a Term Extending Until Completion of the Next Annual General Meeting.
Proposal of the Board of Directors
The Board of Directors proposes that Schweiger Advokatur / Notariat be elected to serve as independent proxy at (and until completion of) the 2015 Annual General Meeting and at any extraordinary general meeting of the Company prior to the 2015 Annual General Meeting.
Recommendation
The Board of Directors recommends you vote "FOR" this proposal number 13.
(14) Appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for Fiscal Year 2014 and Reelection of Ernst & Young Ltd, Zurich, as the Company's Auditor for a Further One-Year Term.
Proposal of the Board of Directors
The Board of Directors proposes that Ernst & Young LLP be appointed as the Company's independent registered public accounting firm for the fiscal year 2014 and that Ernst & Young Ltd, Zurich, be reelected as the Company's auditor pursuant to the Swiss Code of Obligations for a further one-year term, commencing on the date of the 2014 Annual General Meeting and terminating on the date of the 2015 Annual General Meeting.
Recommendation
The Board of Directors recommends you vote "FOR" this proposal number 14.
(15) Advisory Vote to Approve Named Executive Officer Compensation.
Proposal of the Board of Directors
The Board of Directors proposes that shareholders be provided with an advisory vote pursuant to Section 14A of the U.S. Securities Exchange Act of 1934 to approve the compensation of the Company's Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in the definitive 2014 Proxy Statement filed with the United States Securities and Exchange Commission on April 11, 2014 and in our 2013 Annual Report. Our Named Executive Officers for fiscal year 2013 were Steven Newman, Esa Ikäheimonen, Allen Katz, John Stobart, David Tonnel and Ihab Toma.

Recommendation
The Board of Directors recommends you vote "FOR" this proposal number 15.
(16) Reapproval of the Material Terms of the Performance Goals Under the Long-Term Incentive Plan of Transocean Ltd.
Proposal of the Board of Directors
The Board of Directors proposes that shareholders approve the material terms of the performance goals under the Long-Term Incentive Plan of Transocean Ltd. (in the form as amended and restated as of February 12, 2009) related to performance-based awards under the plan that are intended to qualify as deductible performance-based compensation for purposes of Section 162(m) of the U.S. Internal Revenue Code.
Recommendation
The Board of Directors recommends you vote "FOR" this proposal number 16.
Organizational Matters
A copy of the proxy materials, including a proxy and admission card, has been sent to each shareholder registered in Transocean Ltd.'s share register as of March 28, 2014. Any additional shareholders who are registered in Transocean Ltd.'s share register on April 29, 2014, will receive a copy of the proxy materials after April 29, 2014. Shareholders not registered in Transocean Ltd.'s share register as of April 29, 2014 will not be entitled to attend, vote or grant proxies to vote at, the 2014 Annual General Meeting.
While no shareholder will be entered in Transocean Ltd.'s share register as a shareholder with voting rights between the close of business on April 29, 2014 and the opening of business on the day following the Annual General Meeting, share blocking and re-registration are not requirements for any Transocean Ltd. shares to be voted at the meeting, and all shares may be traded after the record date. Computershare, which maintains Transocean Ltd.'s share register, will continue to register transfers of Transocean Ltd. shares in the share register in its capacity as transfer agent during this period.
Shareholders registered in Transocean Ltd.'s share register as of April 29, 2014 have the right to attend the Annual General Meeting and vote their shares (in person or by proxy), or may grant a proxy to vote on each of the proposals in this invitation and any modification to any agenda item or proposal identified in this invitation or other matter on which voting is permissible under Swiss law and which is properly presented at the Annual General Meeting for consideration. Shareholders may deliver proxies to the independent proxy, Schweiger Advokatur / Notariat, by marking the proxy card appropriately, executing it in the space provided, dating it and returning it to:
Vote Processing
Transocean 2014 AGM Vote Processing
c/o Broadridge
51 Mercedes Way
Edgewood, NY 11717
USA
or
Schweiger, Advokatur/Notariat
Dammstrasse 19
CH-6300 Zug
Switzerland
We urge you to return your proxy card as soon as possible to ensure that your proxy card is timely submitted. All proxy cards must be received no later than 8:00 a.m. Eastern Daylight Time (EDT), 2:00 p.m. Swiss time, on May 16, 2014.
Shares of holders who have timely submitted a properly executed proxy card and specifically indicated their votes will be voted as indicated. Holders of shares who have timely submitted a properly executed proxy card but have not specifically indicated their votes instruct the independent proxy to vote in accordance with the recommendations of the Board of Directors with regard to the items listed in the notice of meeting.
If any modifications to agenda items or proposals identified in this invitation or other matters on which voting is permissible under Swiss law are properly presented at the Annual General Meeting for consideration, you instruct the independent proxy, in the absence of other specific instructions, to vote in accordance with the recommendations of the Board of Directors.
As of the date of this proxy statement, the Board of Directors is not aware of any such modifications or other matters to come before the Annual General Meeting.
Shareholders who hold their shares in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee when voting their shares. Shareholders who hold their shares in the name of a bank, broker or other nominee and wish to vote in person at the meeting must obtain a valid "legal proxy" from the organization that holds their shares. In case of questions, shareholders who hold their shares in the name of a bank, broker or other nominee may also contact the Company at our registered office, Turmstrasse 30, CH-6300 Zug, Switzerland, telephone number +41 (41) 749 0500.
Shareholders may grant proxies to any third party. Such third parties need not be shareholders.
Directions to the 2014 Annual General Meeting can be obtained by contacting our Corporate Secretary at our registered office, Turmstrasse 30, CH-6300 Zug, Switzerland, telephone number +41 (41) 749 0500, or Investor Relations at our offices in the United States, at 4 Greenway Plaza, Houston, TX, USA 77046, telephone number +1 (713) 232-7500. If you intend to attend and vote at the 2014 Annual General Meeting in person, you are required to present either an original attendance card, together with proof of identification, or a "legal proxy" issued by your bank, broker or other nominee in your name, together with proof of identification. If you plan to attend the 2014 Annual General Meeting in person, we urge you to arrive at the Annual General Meeting location no later than 4:00 p.m. Swiss time on Friday, May 16, 2014. In order to determine attendance correctly, any shareholder leaving the 2014 Annual General Meeting early or temporarily, will be requested to present such shareholder's admission card upon exit.
Annual Report, Consolidated Financial Statements, Statutory Financial Statements
A copy of the 2013 Annual Report (including the consolidated financial statements for fiscal year 2013, the statutory financial statements of Transocean Ltd. for fiscal year 2013 and the audit reports on such consolidated and statutory financial statements) is available for physical inspection at Transocean Ltd.'s registered office, Turmstrasse 30, CH-6300 Zug, Switzerland. Copies of these materials may be obtained without charge by contacting our Corporate Secretary at our registered office, Turmstrasse 30, CH-6300 Zug, Switzerland, telephone number +41 (41) 749 0500, or Investor Relations at our offices in the United States, at 4 Greenway Plaza, Houston, TX, USA 77046, telephone number +1 (713) 232 7500.

Steinhausen, April 25, 2014	On behalf of the Board of Directors,
Ian C. Strachan Chairman

Annex A
Distribution of a Dividend out of General Legal Reserves From Capital Contribution
(following a release and allocation of General Legal Reserves From Capital Contribution to Dividend Reserve From Capital Contribution)

The Board of Directors submits and unanimously recommends that you vote "FOR" the shareholder resolution set forth below.
Shareholder Resolution
It is hereby resolved as follows:
(1)    A dividend in the amount of USD 3 per share of the Company (the “Per Share USD Dividend Amount,” and the aggregate Per Share USD Dividend Amount, calculated on the basis of the total number of shares outstanding as of the 2014 Annual General Meeting, excluding any shares held by the Company or any of its direct or indirect subsidiaries, the “Aggregate USD Dividend Amount”) shall be distributed out of the dividend reserve from capital contribution (expressed in CHF and amounting to CHF 2,046,920,128 pursuant to the proposal of the Board of Directors under Agenda Item 4 (the “Dividend Reserve”); the dividend shall be payable in four equal installments of USD 0.75 per share of the Company outstanding (excluding any shares held by the Company or any of its direct or indirect subsidiaries) on the record date for the applicable installment (each such installment hereinafter a “Per Share Quarterly USD Dividend Amount;” each date on which a Per Share Quarterly USD Dividend Amount is paid hereinafter an “Installment Date;” and the aggregate Per Share Quarterly USD Dividend Amount payable on an Installment Date, calculated on the basis of the total number of shares outstanding as of the record date for the relevant Per Share Quarterly USD Dividend Amount, the “Aggregate Quarterly USD Dividend Amount”);

provided, however, that:
(a) if, on the date of the 2014 Annual General Meeting, the Aggregate USD Dividend Amount exceeds, when converted into CHF at a USD/CHF exchange rate prevailing on or about the date of the 2014 Annual General Meeting as determined by the Board of Directors or, upon due authorization by the Board of Directors, the Company's Executive Management Team, in its reasonable discretion, the Dividend Reserve (expressed in CHF), the proposed Per Share USD Dividend Amount shall be reduced such that the Aggregate USD Dividend Amount, converted into CHF at a USD/CHF exchange rate prevailing on or about the date of the 2014 Annual General Meeting as determined by the Board of Directors or, upon due authorization by the Board of Directors, the Company's Executive Management Team, in its reasonable discretion, is at a maximum equal to the Dividend Reserve (expressed in CHF); and

provided, further, that:
(b) if any Aggregate Quarterly USD Dividend Amount, when converted into CHF at a USD/CHF exchange rate prevailing on or about the record date for that Aggregate Quarterly USD Dividend Amount as determined by the Board of Directors or, upon due authorization by the Board of Directors, the Company's Executive Management Team, in its reasonable discretion, exceeds the Dividend Reserve amount (expressed in CHF) as of the record date for that Aggregate Quarterly USD Dividend Amount, taking into account the payment of any preceding Aggregate Quarterly USD Dividend Amount (if any) (the Dividend Reserve so calculated hereinafter the “Remaining Dividend Reserve”), the Per Share Quarterly USD Dividend Amount shall be reduced such that the Aggregate Quarterly USD Dividend Amount, converted into CHF at a USD/CHF exchange rate prevailing on or about the record date for such Aggregate Quarterly USD Dividend Amount as determined by the Board of Directors or, upon due authorization by the Board of Directors, Executive Management Team in its reasonable discretion, is at a maximum equal to the Remaining Dividend Reserve; and

provided, further, that:
(c) the Board of Directors or, upon due authorization by the Board of Directors, the Company's Executive Management Team, in its reasonable discretion, shall at any time have the authority to, in its discretion, accelerate or otherwise change the timing of the payment of the Per Share Quarterly USD Dividend Amount or to pay on an Installment Date more than one Per Share Quarterly USD Dividend Amount.

(2)    Shareholders may, upon the terms and conditions provided by the Board of Directors in its reasonable discretion, elect, during the election period as determined by the Board of Directors or, upon due authorization by the Board of Directors, the Company's Executive Management Team, to receive any Per Share Quarterly USD Dividend Amount in CHF (subject to the downward adjustments in accordance with the principles set forth above under (1)), at the USD/CHF exchange rate as determined by the Board of Directors or, upon due authorization by the Board of Directors, the Company's Executive Management Team, in its discretion.

(3)    It shall be the task of the Board of Directors or, upon due authorization by the Board of Directors, the Company's Executive Management Team to execute this resolution of the 2014 Annual General Meeting, including, but not limited to, reducing as appropriate the Per Share USD Dividend Amount and/or the Per Share Quarterly USD Dividend Amount, setting the record dates, the ex-dividend dates, the Installment Dates, and determining the duration of the election period to request payment of the Per Share Quarterly USD Dividend Amount in CHF and, for purposes of such election, the applicable USD/CHF exchange rate. As specified in the Articles of Association, the Board of Directors will determine the date from which shares newly issued out of the authorized share capital of the Company are entitled to dividend payments. Shares newly issued out of the conditional share capital are entitled to dividend payments if such shares are issued and outstanding on or before the record date for the relevant Per Share Quarterly USD Dividend Amount. For the avoidance of doubt, shareholders who sell their shares prior to the relevant record date lose their dividend entitlement and transfer such entitlement to the purchaser(s) of their shares.

(4)    Any Dividend Reserve amount remaining after the payment of the final Aggregate Quarterly USD Dividend Amount shall, by operation of this shareholder resolution, be immediately reallocated to the account "General legal reserves - Reserve from capital contribution," included in the Company's statutory standalone balance sheet, without any requirement that such reallocation be approved by the Board of Directors or the general meeting of shareholders.

Annex B Adoption of Authorized Share Capital

Artikel 5
Genehmigtes Aktienkapital

1    ~~(leer gelassen)~~ Der Verwaltungsrat ist ermächtigt, das Aktienkapital jederzeit bis zum 16. Mai 2016 im Maximalbetrag von CHF 336'447'570 durch Ausgabe von höchstens 22'429'838 vollständig zu liberierenden Aktien mit einem Nennwert von je CHF 15 zu erhöhen. Eine Erhöhung (i) auf dem Weg einer Festübernahme durch eine Bank, ein Bankenkonsortium oder Dritte und eines anschliessenden Angebots an die bisherigen Aktionäre sowie (ii) in Teilbeträgen ist zulässig.

Article 5
Authorized Share Capital

1   ~~(left blank)~~ The Board of Directors is authorized to increase the share capital, at any time until May 16, 2016, by a maximum amount of CHF 336,447,570 by issuing a maximum of 22,429,838 fully paid up Shares with a par value of CHF 15 each. An increase of the share capital (i) by means of an offering underwritten by a financial institution, a syndicate of financial institutions or another third party or third parties, followed by an offer to the then-existing shareholders of the Company, and (ii) in partial amounts shall be permissible.

2    Der Verwaltungsrat legt den Zeitpunkt der Ausgabe, den Ausgabebetrag, die Art, wie die neuen Aktien zu liberieren sind, den Beginn der Dividendenberechtigung, die Bedingungen für die Ausübung der Bezugsrechte sowie die Zuteilung der Bezugsrechte, welche nicht ausgeübt wurden, fest. Nicht-ausgeübte Bezugsrechte kann der Verwaltungsrat verfallen lassen, oder er kann diese bzw. Aktien, für welche Bezugsrechte eingeräumt, aber nicht ausgeübt werden, zu Marktkonditionen platzieren oder anderweitig im Interesse der Gesellschaft verwenden.

2   The Board of Directors shall determine the time of the issuance, the issue price, the manner in which the new Shares have to be paid up, the date from which the Shares carry the right to dividends, the conditions for the exercise of the preemptive rights and the allotment of preemptive rights that have not been exercised. The Board of Directors may allow the preemptive rights that have not been exercised to expire, or it may place such rights or Shares, the preemptive rights of which have not been exercised, at market conditions or use them otherwise in the interest of the Company.

3 Der Verwaltungsrat ist ermächtigt, die Bezugsrechte der Aktionäre zu entziehen oder zu beschränken und einzelnen Aktionären oder Dritten zuzuweisen:	3 The Board of Directors is authorized to withdraw or limit the preemptive rights of the shareholders and to allot them to individual shareholders or third parties:
(a) wenn der Ausgabebetrag der neuen Aktien unter Berücksichtigung des Marktpreises festgesetzt wird; oder	(a) if the issue price of the new Shares is determined by reference to the market price; or
(b)    für die Übernahme von Unternehmen, Unternehmensteilen oder Beteiligungen oder für die Finanzierung oder Refinanzierung solcher Transaktionen oder die Finanzierung von neuen Investitionsvorhaben der Gesellschaft; oder

(b)    for the acquisition of an enterprise, part(s) of an enterprise or participations, or for the financing or refinancing of any of such transactions, or for the financing of new investment plans of the Company; or

(c)    zum Zwecke der Erweiterung des Aktionärskreises in bestimmten Finanz- oder Investoren-Märkten, zur Beteiligung von strategischen Partnern, oder im Zusammenhang mit der Kotierung von neuen Aktien an inländischen oder ausländischen Börsen; oder

(d)    für die Einräumung einer Mehrzuteilungsoption (Greenshoe) von bis zu 20% der zu platzierenden oder zu verkaufenden Aktien an die betreffenden Erstkäufer oder Festübernehmer im Rahmen einer Aktienplatzierung oder eines Aktienverkaufs; oder

(e)    für die Beteiligung von Mitgliedern des Verwaltungsrates, Mitglieder der Geschäftsleitung, Mitarbeitern, Beauftragten, Beratern oder anderen Personen, die für die Gesellschaft oder eine ihrer Tochtergesellschaften Leistungen erbringen.

(c)    for purposes of broadening the shareholder constituency of the Company in certain financial or investor markets, for purposes of the participation of strategic partners, or in connection with the listing of new Shares on domestic or foreign stock exchanges; or

(d)    for purposes of granting an over-allotment option (Greenshoe) of up to 20% of the total number of Shares in a placement or sale of Shares to the respective initial purchaser(s) or underwriter(s); or

(e)    for the participation of members of the Board of Directors, members of the Executive Management Team, employees, contractors, consultants or other persons performing services for the benefit of the Company or any of its subsidiaries.

4 Die neuen Aktien unterliegen den Eintragungsbeschränkungen in das Aktienbuch von Artikel 7 und 9 dieser Statuten.	4 The new Shares shall be subject to the limitations for registration in the share register pursuant to Articles 7 and 9 of these Articles of Association.
Annex C Amendment of the Articles of Association to Reduce the Maximum Number of the Members of the Board of Directors to 11 from 14
B. Verwaltungsrat Artikel 22 Anzahl der Verwaltungsräte Der Verwaltungsrat besteht aus mindestens zwei (2) und höchstens ~~14~~ elf (11) Mitgliedern.	B. Board of Directors Article 22 Number of Directors The Board of Directors shall consist of no less than two (2) and no more than ~~14~~ eleven (11) members.

Annex D Amendments Regarding Election of the Board of Directors, the Chairman of the Board of Directors, the Compensation Committee Members and the Independent Proxy and Other Matters
Abschnitt 3: Gesellschaftsorgane A. Generalversammlung Artikel 11 Ordentliche Generalversammlung	Section 3: Corporate Bodies A. General Meeting of Shareholders Article 11 Annual General Meeting
Die ordentliche Generalversammlung findet alljährlich innerhalb von sechs Monaten nach Schluss des Geschäftsjahres statt. Spätestens zwanzig Kalendertage vor der Versammlung sind der Geschäftsbericht ~~und der Revisionsbericht~~ , der Vergütungsbericht und die Revisionsberichte den Aktionären am Gesellschaftssitz zur Einsicht aufzulegen. Jeder Aktionär kann verlangen, dass ihm unverzüglich eine Ausfertigung des Geschäftsberichts ~~und des Revisionsberichts~~ , des Vergütungsberichts und der Revisionsberichte ohne Kostenfolge zugesandt wird. Die im Aktienbuch eingetragenen Aktionäre werden über die Verfügbarkeit des Geschäftsberichts ~~und des Revisionsberichts~~ , des Vergütungsberichts und der Revisionsberichte durch schriftliche Mitteilung unterrichtet.

The Annual General Meeting shall be held each year within six months after the close of the fiscal year of the Company. The Annual Report, the Compensation Report and the Auditor's Reports shall be made available for inspection by the shareholders at the registered office of the Company no later than twenty calendar days prior to the Annual General Meeting. Each shareholder is entitled to request prompt delivery of a copy of the Annual Report, the Compensation Report and the Auditor's Reports free of charge. Shareholders of record will be notified of the availability of the Annual Report, the Compensation Report and the Auditor's Reports in writing.

Artikel 16 Recht auf Teilnahme, Vertretung der Aktionäre	Article 16 Right to Participation and Representation
1    Jeder im Aktienbuch eingetragene Aktionär ist berechtigt, an der Generalversammlung und deren Beschlüssen teilzunehmen. Ein Aktionär kann sich an der Generalversammlung durch einen unabhängigen Stimmrechtsvertreter vertreten lassen, wobei ~~der Vertreter nicht~~ die Vollmacht und die Weisungen an den unabhängigen Stimmrechtsvertreter auch in einer vom Verwaltungsrat von Zeit zu Zeit näher bestimmten elektronischen Form erteilt werden können, oder durch jeden anderen Bevollmächtigten, der jedoch kein Aktionär sein muss. Der Verwaltungsrat regelt die Einzelheiten über die Vertretung und Teilnahme an der Generalversammlung in Verfahrensvorschriften, einschliesslich mittels Verfahrensvorschriften in der Einladung zur Generalversammlung oder in den Stimmrechtskarten, die den Aktionären zugestellt werden.

1 Each shareholder recorded in the share register is entitled to participate at the General Meeting of Shareholders and in any vote taken. The shareholders may be represented by ~~proxies who need not be shareholders~~the independent proxy, including, without limitation, by granting proxy and providing instructions to such independent proxy by electronic means, as determined by the Board of Directors from time to time, or by any other proxy who need not be a shareholder. The Board of Directors shall issue the particulars of the right to representation and participation at the General Meeting of Shareholders in procedural rules, including in procedural rules included in the notice of the General Meeting of Shareholders or the proxy cards made available to shareholders.

2   Die Aktionäre wählen den unabhängigen Stimmrechtsvertreter an einer Generalversammlung für eine Amtszeit bis zum Abschluss der nächsten ordentlichen Generalversammlung. Wiederwahl ist möglich. Ist das Amt des unabhängigen Stimmrechtsvertreters aus irgendeinem Grund vakant, ernennt der Verwaltungsrat den unabhängigen Stimmrechtsvertreter für die nächste Generalversammlung.

2   Shareholders shall elect the independent proxy at a General Meeting of Shareholders for a term of office extending until completion of the next Annual General Meeting. Re-election is possible. If the office of the independent proxy is vacant, for any reason, the Board of Directors shall appoint the independent proxy for the next General Meeting of Shareholders.

Artikel 19 Befugnisse der Generalversammlung	Article 19 Powers of the General Meeting of Shareholders

Der Generalversammlung sind folgende Geschäfte vorbehalten:

(a)   Die Festsetzung und Änderung dieser Statuten;

(b)   die Wahl der Mitglieder des Verwaltungsrates ~~und~~ , des Verwaltungsratspräsidenten, der Mitglieder des Vergütungsausschusses, der Revisionsstelle und des unabhängigen Stimmrechtsvertreters;

(c)   die Genehmigung des ~~Jahresberichtes~~ Lageberichts und der Konzernrechnung;

(d)   die Genehmigung der Jahresrechnung sowie die Beschlussfassung über die Verwendung des Bilanzgewinnes, insbesondere die Festsetzung der Dividende;

(e)    die Genehmigung der Vergütung des Verwaltungsrates und der Geschäftsleitung gemäss Artikel 29a dieser Statuten;

(f)   ~~(e)~~die Entlastung der Mitglieder des Verwaltungsrates und der Geschäftsleitung;

(g)   ~~(f)~~die Genehmigung eines Zusammenschlusses mit einem Nahestehenden Aktionär (gemäss der Definition dieser Begriffe in Artikel 35 dieser Statuten); und

(h)   ~~(g)~~die Beschlussfassung über die Gegenstände, die der Generalversammlung durch das Gesetz oder die Statuten vorbehalten sind oder ihr, vorbehältlich Artikel 716a OR, durch den Verwaltungsrat vorgelegt werden.

The following powers shall be vested exclusively in the General Meeting of Shareholders:

(a)   The adoption and amendment of these Articles of Association;

(b)   the election of the members of the Board of Directors ~~and~~ , the Chair of the Board of Directors, the members of the Compensation Committee, the Auditor and the independent proxy;

(c)   the approval of the ~~Annual~~ Management Report and the Consolidated Financial Statements;

(d)   the approval of the Annual Statutory Financial Statements of the Company and the resolution on the allocation of profit shown on the Annual Statutory Balance Sheet, in particular the determination of any dividend;

(e)   the ratification of the compensation of the Board of Directors and the Executive Management Team pursuant to Article 29a of these Articles of Association;

(f)   ~~(e)~~the discharge from liability of the members of the Board of Directors and the Executive Management Team;

(g)   ~~(f)~~the approval of a Business Combination with an Interested Shareholder (as each such term is defined in Article 35 of these Articles of Association); and

(h)   ~~(g)~~the adoption of resolutions on matters that are reserved to the General Meeting of Shareholders by law, these Articles of Association or, subject to article 716a CO, that are submitted to the General Meeting of Shareholders by the Board of Directors.

B. Verwaltungsrat	B. Board of Directors
Artikel 23 Amtsdauer	Article 23 Term of Office
1    ~~Die Verwaltungsräte werden vom Verwaltungsrat in drei Klassen aufgeteilt, welche als Klasse I, Klasse II und Klasse III bezeichnet werden. An jeder ordentlichen Generalversammlung soll jede Klasse Verwaltungsräte, deren Amtsdauer abläuft, für eine Amtsdauer von drei Jahren bzw. bis zur Wahl eines Nachfolgers in sein Amt gewählt werden. Der Verwaltungsrat legt die Reihenfolge der Wiederwahl fest, wobei die erste Amtszeit einer Klasse von Verwaltungsräten auch weniger als drei Jahre betragen kann. Für die Zwecke dieser Bestimmung ist unter einem Jahr der Zeitabschnitt zwischen zwei ordentlichen Generalversammlungen zu verstehen.~~Die Aktionäre wählen die Mitglieder des Verwaltungsrates und den Verwaltungsratspräsidenten einzeln an einer Generalversammlung für eine Amtsdauer bis zum Abschluss der nächsten ordentlichen Generalversammlung. Wiederwahl ist möglich. Ist das Amt des Verwaltungsratspräsidenten aus irgendeinem Grund vakant, ernennt der Verwaltungsrat den Verwaltungsratspräsidenten für eine Amtsdauer bis zum Abschluss der nächsten ordentlichen Generalversammlung.

1 ~~The Board of Directors shall divide its members into three classes, designated Class I, Class II and Class III. At each Annual General Meeting, each class of the members of the Board of Directors whose term shall then expire shall be elected to hold office for a three-year term or until the election of their respective successor in office. The Board of Directors shall establish the order of rotation, whereby the first term of office of members of a particular Class may be less than three years. For purposes of this provision, one year shall mean the period between two Annual General Meetings of Shareholders.~~The Shareholders shall elect the members of the Board of Directors and the Chair of the Board of Directors individually at a General Meeting of Shareholders for a term of office extending until completion of the next Annual General Meeting. Re-election is possible. If the office of the Chair of the Board of Directors is vacant, for any reason, the Board of Directors shall appoint the Chair from among its members for a term of office extending until completion of the next Annual General Meeting.

2 Keine Änderungen	2 No changes
[3 Artikel 18 Abs. 2 dieser Statuten ist auf die Wahl des Verwaltungsratspräsidenten entsprechend anwendbar.]*	[3 Article 18 para. 2 of these Articles of Association shall apply mutatis mutandis to the election of the Chair of the Board of Directors.]*
* Note: The paragraphs in square brackets are subject to the approval of Agenda Item 8.
Artikel 24 Organisation des Verwaltungsrates, Entschädigung	Article 24 Organization of the Board, Remuneration

1    ~~Der Verwaltungsrat wählt aus seiner Mitte einen Vorsitzenden~~Vorbehältlich der Wahl des Verwaltungsratspräsidenten und der Mitglieder des Vergütungsausschusses durch die Aktionäre an einer Generalversammlung bestimmt der Verwaltungsrat seine Organisation selbst. Er kann einen oder mehrere Vize~~p~~-Präsidenten wählen. Er bestellt weiter einen Sekretär, welcher nicht Mitglied des Verwaltungsrates sein muss. Der Verwaltungsrat regelt unter Vorbehalt der Bestimmungen des Gesetzes und dieser Statuten die Einzelheiten seiner Organisation in einem Organisationsreglement.

1 ~~The~~ Except for the election of the Chair of the Board of Directors and the members of the Compensation Committee by the shareholders at a General Meeting of Shareholders, the Board of Directors shall ~~elect from among its members a Chairman~~determine its own organization. It may elect one or more Vice-Chair~~men~~s. It shall further appoint a Secretary, who need not be a member of the Board of Directors. Subject to applicable law and these Articles of Association, the Board of Directors shall establish the particulars of its organization in organizational regulations.

2    ~~Die Mitglieder des Verwaltungsrates haben Anspruch auf Ersatz ihrer im Interesse der Gesellschaft aufgewendeten Auslagen sowie auf eine ihrer Tätigkeit und Verantwortung entsprechende Entschädigung, die der Verwaltungsrat auf Antrag eines Ausschusses des Verwaltungsrates festlegt.~~[absichtlich leer gelassen]

2 ~~The members of the Board of Directors shall be entitled to reimbursement of all expenses incurred in the interest of the Company, as well as remuneration for their services that is appropriate in view of their functions and responsibilities. The amount of the remuneration shall be determined by the Board of Directors upon recommendation by a committee of the Board of Directors.~~[intentionally omitted]

3 Keine Änderungen	3 No changes
4 Keine Änderungen	4 No changes
Artikel 26 Übertragung von Befugnissen	Article 26 Delegation of Powers
Der Verwaltungsrat kann unter Vorbehalt von Artikel 25 Abs. 1 dieser Statuten sowie der Vorschriften des OR die Geschäfts~~führ~~leitung nach Massgabe eines Organisationsreglements ganz oder teilweise an eines oder mehrere seiner Mitglieder, an einen oder mehrere Ausschüsse des Verwaltungsrates oder an Dritte übertragen. Die Verwaltungsratsmitglieder, Ausschüsse oder die Dritten, die vom Verwaltungsrat mit Geschäftsleitungsaufgaben betraut sind, werden in diesen Statuten als "Geschäftsleitung" bezeichnet.

Subject to Article 25 para. 1 of these Articles of Association and the applicable provisions of the CO, the Board of Directors may delegate the executive management of the Company in whole or in part to individual directors, one or more committees of the Board of Directors or to persons other than Directors pursuant to organizational regulations. The directors, committees or persons to whom the Board of Directors delegates executive management shall be referred to in these Articles of Association as the "Executive Management Team."

Bbis. Vergütungsausschuss	Bbis. Compensation Committee
Artikel 28a Amtsdauer, Organisation des Vergütungsausschusses	Article 28a Term of office, Organization of the Compensation Committee
1    Der Vergütungsausschuss (der Vergütungsausschuss) ist der Ausschuss des Verwaltungsrates, der für Vergütungsfragen zuständig ist. Er besteht aus mindestens drei (3) Mitgliedern des Verwaltungsrates. Die Mitglieder des Vergütungsausschusses müssen die anwendbaren Anforderungen an Unabhängigkeit, Erfahrung oder andere regulatorische oder börsenspezifische Anforderungen erfüllen.

1   The compensation committee (the Compensation Committee) shall be the committee of the Board of Directors responsible for compensation matters. It shall consist of no fewer than three (3) members of the Board of Directors. The members of the Compensation Committee shall meet any applicable independence, experience or other regulatory or stock exchange requirements.

2    Die Aktionäre wählen die Mitglieder des Vergütungsausschusses einzeln an einer Generalversammlung für eine Amtsdauer bis zum Abschluss der nächsten ordentlichen Generalversammlung. Wiederwahl ist möglich. Ist der Vergütungsausschuss nicht vollständig besetzt, ernennt der Verwaltungsrat aus seiner Mitte Ersatzmitglieder für eine Amtsdauer bis zum Abschluss der nächsten ordentlichen Generalversammlung.

2   The shareholders shall elect the members of the Compensation Committee individually at a General Meeting of Shareholders for a term of office extending until completion of the next Annual General Meeting. Re-election is possible. If there are vacancies on the Compensation Committee, the Board of Directors shall appoint from among its members substitutes for a term of office extending until completion of the next Annual General Meeting.

3    Der Verwaltungsrat ernennt den Vorsitzenden des Vergütungsausschusses. Unter Vorbehalt der Bestimmungen des Gesetzes und dieser Statuten regelt der Verwaltungsrat die Einzelheiten der Organisation des Vergütungsausschusses in einem Reglement oder einer Satzung.

3   The Board of Directors shall elect the Chair of the Compensation Committee. Subject to applicable law and these Articles of Association, the Board of Directors shall establish the particulars of the organization of the Compensation Committee in regulations or in a charter.

[4 Artikel 18 Abs. 2 dieser Statuten ist entsprechend auf die Wahl der Mitglieder des Vergütungsausschusses anwendbar.]*	[4 Article 18 para. 2 of these Articles of Association shall apply mutatis mutandis to the election of the members of the Compensation Committee.]*
* Note: The paragraphs in square brackets are subject to the approval of Agenda Item 8.
Artikel 28b Befugnisse und Pflichten	Article 28b Powers and Duties

1    Der Vergütungsausschuss hat unter anderem die Aufgabe, den Verwaltungsrat (1) bei der Erarbeitung eines angemessenen Vergütungs- und Leistungsprogrammes für die Mitglieder des Verwaltungsrates und der Geschäftsleitung und (2) bei der Vorbereitung der Anträge des Verwaltungsrates an die Generalversammlung betreffend die Vergütung des Verwaltungsrates und der Geschäftsleitung zu unterstützen. Der Vergütungsausschuss übernimmt weiter andere mit der Vergütung in Zusammenhang stehende Aufgaben, wie sie von Zeit zu Zeit vom Verwaltungsrat an ihn delegiert werden.

1   The Compensation Committee shall, among other things, assist the Board of Directors in (1) developing an appropriate compensation and benefit program for the members of the Board of Directors and the Executive Management Team and (2) preparing the proposals of the Board of Directors to the General Meeting of Shareholders regarding the compensation of the Board of Directors and the Executive Management Team. The Compensation Committee shall further perform such other compensation-related duties as delegated to it by the Board of Directors from time to time.

2    Der Verwaltungsrat regelt die Einzelheiten der Befugnisse und Pflichten des Vergütungsausschusses in einem Reglement oder einer Satzung. Insbesondere legt der Verwaltungsrat fest, inwieweit der Vergütungsausschuss Leistungsziele, Zielwerte und die individuelle Vergütung der Mitglieder des Verwaltungsrates und der Geschäftsleitung selbst bestimmt, und inwieweit der Vergütungsausschuss dem Verwaltungsrat Vorschläge hierzu zur definitiven Beschlussfassung unterbreitet.

2   The Board of Directors shall establish the particulars of the powers and duties of the Compensation Committee in regulations or in a charter. In particular, the Board of Directors shall establish to what extent the Compensation Committee shall determine performance objectives, target values and the individual compensation of the members of the Board of Directors and the Executive Management Team itself, and to what extent the Compensation Committee shall submit proposals in relation thereto to the Board of Directors for its final determination.

3 Der Verwaltungsrat kann weitere Befugnisse und Pflichten an den Vergütungsausschuss delegieren.	3 The Board of Directors may delegate further authorities and duties to the Compensation Committee.
Abschnitt 8: Definitionen	Section 8: Definitions
Artikel 35 Geschäftsleitung	Article 35 Executive Management Team
2b     Der Begriff Geschäftsleitung hat die in Artikel 26 dieser Statuten aufgeführte Bedeutung. In Bezug auf Artikel 20 Abs. 3 und den dazugehörigen Definitionen in diesem Abschnitt 8 sowie in Bezug auf Artikel 24 Abs. 3 und Abs. 4 ist der Begriff "Mitglieder der Geschäftsleitung" weiterhin als Bezugnahme auf alle Mitglieder der Geschäftsleitung zusammen mit allen anderen Officers der Gesellschaft zu verstehen.

2b   The term Executive Management Team has the meaning assigned to it in Article 26 of these Articles of Association. In relation to Article 20 para. 3 and the definitions pertaining thereto as set forth in this Section 8 and Article 24 para. 3 and para. 4, the term "officer" shall continue to be a reference to the members of the Executive Management Team together with all other officers of the Company.

Vergütungsausschuss 13b Der Begriff Vergütungsausschuss hat die in Artikel 28a Abs. 1 dieser Statuten aufgeführte Bedeutung.	Compensation Committee 13b The term Compensation Committee has the meaning assigned to it in Article 28a para. 1 of these Articles of Association.
Annex E Binding Shareholder Ratification of the Compensation of the Board of Directors and the Executive Management Team
Abschnitt 3a: Vergütung des Verwaltungsrates und der Geschäftsleitung	Section 3a: Compensation of the Board of Directors and the Executive Management Team
Artikel 29a Genehmigung der Vergütung des Verwaltungsrates und der Geschäftsleitung durch die Aktionäre	Article 29a Shareholder Ratification of Compensation of the Board of Directors and the Executive Management Team
1    Die Aktionäre genehmigen, unter Vorbehalt der nachstehenden Abs. 3 und Abs. 4, an jeder ordentlichen Generalversammlung die Anträge des Verwaltungsrates betreffend den Maximalgesamtbetrag (in US Dollars, Schweizer Franken oder einer anderen Währung):

1   The shareholders shall, subject to para. 3 and para. 4 below, at each Annual General Meeting ratify the proposals of the Board of Directors as regards the maximum aggregate amount (expressed in U.S. dollars, Swiss francs or any other currency) of, respectively:

(a) der Vergütung des Verwaltungsrates für die Periode zwischen der ordentlichen Generalversammlung, an der um Genehmigung ersucht wird, und der nächsten ordentlichen Generalversammlung; und	(a) the compensation of the Board of Directors for the period between the Annual General Meeting at which ratification is sought and the next Annual General Meeting; and
(b) der Vergütung der Geschäftsleitung für das Geschäftsjahr, das nach der ordentlichen Generalversammlung, an der um Genehmigung ersucht wird, beginnt.	(b) the compensation of the Executive Management Team for the fiscal year commencing after the Annual General Meeting at which ratification is sought.
2    Der Verwaltungsrat kann die Aktionäre an einer Generalversammlung um Genehmigung eines Gesamtbetrages oder eines Maximalgesamtbetrages der Vergütung des Verwaltungsrates bzw. der Geschäftsleitung, oder von Elementen davon, oder zusätzlicher oder bedingter Beträge für von Abs. 1 dieses Artikels 29a abweichende Zeitperioden ersuchen, sei es auf retrospektiver Basis, prospektiver Basis oder einer Kombination davon.

2   The Board of Directors may seek ratification by the shareholders at a General Meeting of Shareholders on a retrospective or prospective basis, or a combination thereof, of the aggregate amount, or maximum aggregate amount, of compensation, respectively, of the Board of Directors and the Executive Management Team, or any element thereof, or any additional or contingent amount, in relation to different time periods than those referred to in para. 1 of this Article 29a.

3    Innerhalb des von den Aktionären an der jeweiligen Generalversammlung genehmigten Gesamtbetrages oder Maximalgesamtbetrages ist ausschliesslich der Verwaltungsrat, oder soweit delegiert, der Vergütungsausschuss befugt und verantwortlich, die tatsächliche individuelle Vergütung jedes Mitglieds des Verwaltungsrates beziehungsweise der Geschäftsleitung zu bestimmen. Zu diesem Zweck wird der Wert der Vergütung in der Regel gemäss allgemein anerkannten Bewertungsmethoden per Datum der Zuteilung des jeweiligen Vergütungselements bestimmt.

3   Within the aggregate amount, or maximum aggregate amount ratified by the shareholders at the relevant General Meeting of Shareholders, it shall be the exclusive authority and responsibility of the Board of Directors or, where delegated to it, the Compensation Committee, to determine the actual individual compensation of, respectively, each member of the Board of Directors and the Executive Management Team. For such purposes, the value of compensation shall as a rule be determined in accordance with generally recognized valuation methods as per the grant date of the respective compensation element.

4    Genehmigen die Aktionäre an einer Generalversammlung einen Antrag des Verwaltungsrates gemäss Abs. 1 oder Abs. 2 hiervor nicht, so zieht der Verwaltungsrat oder, soweit delegiert, der Vergütungsausschuss den nicht-genehmigten Antrag unter Berücksichtigung, soweit feststellbar, der Gründe, aus denen die Aktionäre den Antrag nicht genehmigt haben, in Wiedererwägung und ersucht die Aktionäre um Genehmigung eines revidierten Antrags; die Genehmigung kann an der Generalversammlung, an welcher der Antrag gemäss Abs. 1 oder  Abs. 2 hiervor nicht genehmigt wurde, an einer ausserordentlichen Generalversammlung oder an der nächsten ordentlichen Generalversammlung erfolgen.

4   If the shareholders at a General Meeting of Shareholders have not ratified a proposal of the Board of Directors pursuant to para. 1 or para. 2 above, the Board of Directors or, where delegated to it, the Compensation Committee shall reconsider the proposal that has not been ratified, taking into account, to the extent identifiable, the reasons for which the shareholders did not ratify the proposal, and seek shareholder ratification for a revised proposal at the General Meeting of Shareholders at which the proposal pursuant to para. 1 or para. 2 above has not been ratified, at an Extraordinary General Meeting or at the next Annual General Meeting.

5    Die Gesellschaft oder von ihr kontrollierte Gesellschaften können, unter Vorbehalt der nachträglichen Genehmigung durch die Aktionäre, Vergütung vor der Genehmigung durch die Aktionäre an einer Generalversammlung zuteilen oder bezahlen.

5 The Company or companies under its control may grant or pay compensation subject to subsequent shareholder ratification prior to shareholder ratification at a General Meeting of Shareholders.

6    Der Begriff "Vergütung", so wie er in diesen Statuten verwendet wird (ausser soweit im Rahmen einer spezifischen Bestimmung dieser Statuten anders definiert), umfasst jegliche Form der Entschädigung, einschliesslich (ohne Beschränkung auf) anteilsbasierte Vergütung oder Leistungs-, Erfolgs- oder andere Vergütung, in bar, Aktien, gesperrten Aktien, gesperrten Aktieneinheiten, aufgeschobenen Einheiten, Optionen, Aktienwertsteigerungsrechten, Bonus-Aktien, Leistungsprämien oder anderen Finanzinstrumenten oder Derivaten, oder irgendeine Kombination davon, und andere Leistungen und Vorteile, welche den betreffenden Empfängern zugeteilt oder bezahlt wird bzw. welche diese erhalten (vorausgesetzt, dass Mitglieder des Verwaltungsrates nur eine anteilsbasierte Vergütung in der Form von Aktien, gesperrten Aktien, gesperrten Aktieneinheiten, aufgeschobenen Einheiten oder ähnlichen Instrumenten erhalten dürfen), in jedem Fall unabhängig davon, ob die Vergütung, die Leistungen oder die Vorteile in Aktien, in anderen Finanzmarktinstrumenten, in bar oder als Sach- oder Dienstleistung ausgerichtet oder beglichen werden. Der Begriff "Vergütung" umfasst nicht den Ersatz oder die Bevorschussung von Auslagen, die der betreffende Empfänger im Interesse der Gesellschaft oder von ihr kontrollierten Gesellschaften getätigt hat, oder eine Schadloshaltung oder Bevorschussung von Auslagen, die an ein Mitglied des Verwaltungsrates oder der Geschäftsleitung gemäss Artikel 24 Abs. 3 und Abs. 4 dieser Statuten ausgerichtet wird.

6   The term "compensation," as used in these Articles of Association (except to the extent defined otherwise in a specific provision of these Articles of Association), shall include any form of remuneration, including, without limitation, equity awards, or incentive awards or other awards, in cash, shares, restricted shares, restricted share units, deferred units, options, share appreciation rights, bonus shares, performance awards, awards of other financial instruments or derivatives, or any combination of the foregoing, granted or paid to, and any other benefits and perquisites received by, the respective recipients (it being understood that members of the Board of Directors may only receive equity awards in the form of shares, restricted shares, restricted share units, deferred units or similar instruments), in each case irrespective of whether any of such awards, benefits or perquisites are provided or settled in shares, other securities, cash, in kind or in form of services. The term "compensation" shall not include the reimbursement or the advancement of expenses incurred by the respective recipient in the interest of the Company or companies under its control, or any indemnification or advancement of expenses provided to a member of the Board of Directors or the Executive Management Team pursuant to Article 24 para. 3 and para. 4 of these Articles of Association.

Abschnitt 8: Definitionen	Section 8: Definitions
Artikel 35 Vergütung	Article 35 Compensation
13a Der Begriff Vergütung hat die in Artikel 29a Abs. 6 dieser Statuten aufgeführte Bedeutung.	13a The term Compensation has the meaning assigned to it in Article 29a para. 6 of these Articles of Association.
Abschnitt 9: Übergangsbestimmungen	Section 9: Transitional Provisions
Artikel 37 Genehmigung der Vergütung gemäss Artikel 29a Abs. 1	Article 37 Ratification of the compensation pursuant to Article 29a para. 1
Die Genehmigung der Vergütung des Verwaltungsrates und der Geschäftsleitung durch die Aktionäre gemäss Artikel 29a Abs. 1 dieser Statuten findet erstmals an der ordentlichen Generalversammlung 2015 statt.

The ratification by shareholders of the compensation of the Board of Directors and the Executive Management Team pursuant to Article 29a para. 1 of these Articles of Association shall take place for the first time at the 2015 Annual General Meeting.

Annex F Supplementary Amount of Compensation for Members of the Executive Management Team Appointed During a Compensation Period for Which Shareholder Ratification Has Already Been Granted
Abschnitt 3a: Vergütung des Verwaltungsrates und der Geschäftsleitung	Section 3a: Compensation of the Board of Directors and the Executive Management Team
Artikel 29c Zusatzbetrag für Änderungen in der Geschäftsleitung	Article 29c Supplementary Amount for Changes to the Executive Management Team

Reicht der von den Aktionären an einer Generalversammlung genehmigte Maximalgesamtbetrag der Vergütung der Geschäftsleitung für die Vergütung einer Person, die während einer Vergütungsperiode, für welche die Aktionäre bereits ihre Genehmigung erteilt haben, neu eine Geschäftsleitungsfunktion antritt, nicht aus, sind die Gesellschaft oder von ihr kontrollierte Gesellschaften ermächtigt, jeder solchen Person für die Dauer der bereits durch die Aktionäre an einer Generalversammlung genehmigten Vergütungsperiode(n) eine Vergütung (der Zusatzbetrag) zuzuteilen oder zu bezahlen, die keiner Genehmigung durch die Aktionäre unterliegt. Als Zusatzbetrag können die Gesellschaft oder von ihr kontrollierte Gesellschaften jeder solcher Person je relevante Vergütungsperiode für jeden der beiden nachfolgenden Zwecke je einen die Gesamtjahresvergütung des betreffenden Vorgängers bzw. für eine ähnliche vorbestehende Funktion um bis zu 40% übersteigenden Betrag zuteilen oder bezahlen: (1) als Vergütung für die relevante Vergütungsperiode; und zusätzlich (2) zum Ausgleich der Nachteile, die im Zusammenhang mit dem Stellenwechsel entstehen. Für die Zwecke dieser Bestimmung gilt als Gesamtjahresvergütung die im jüngsten Proxy Statement der Gesellschaft für das vorangehende Geschäftsjahr ausgewiesene Gesamtjahresvergütung des betreffenden Vorgängers bzw. für eine ähnliche vorbestehende Funktion; für die kurzfristige und langfristige Leistungs- oder Erfolgsvergütung ist dabei auf die tatsächlichen Werte oder, sofern höher, die Zielwerte der betreffenden Vergütungselemente abzustellen, je wie sie im jüngsten Proxy Statement der Gesellschaft für das vorangehende Geschäftsjahr ausgewiesen sind. Die Gesellschaft oder von ihr kontrollierte Gesellschaften dürfen gestützt auf die Bestimmung dieses Artikel 29c je relevante Vergütungsperiode keinesfalls an mehr als fünf (5) Personen einen Zusatzbetrag im Rahmen der Maximalwerte gemäss der Bestimmung dieses Artikels 29c zuteilen oder bezahlen.

If the maximum aggregate amount of compensation of the Executive Management Team ratified by shareholders at a General Meeting of Shareholders is not sufficient to also cover the compensation of a person who newly assumes an Executive Management Team function during a compensation period for which shareholder ratification has already been granted, the Company or companies under its control shall be authorized to grant or pay, in relation to the compensation period(s) already ratified by the shareholders at a General Meeting of Shareholders, to each such person compensation (the Supplementary Amount), which shall not be subject to ratification by the shareholders. The Company or companies under its control may grant or pay as Supplementary Amount to each such person for each relevant compensation period for each of the following two purposes a separate amount of up to 40% in excess of the Total Annual Compensation of the respective predecessor or for a similar preexisting position: (1) as compensation for the relevant compensation period; and, in addition, (2) as compensation for any prejudice incurred in connection with the change of employment. For purposes of this provision, Total Annual Compensation shall mean the total annual compensation of the respective predecessor or for a similar preexisting position as disclosed in the most recent proxy statement of the Company in relation to the preceding fiscal year; for such purposes, short-term and long-term incentive compensation shall be included on the basis of the actual values or, if higher, the target values of the respective compensation elements, in each case as disclosed in the most recent proxy statement of the Company in relation to the preceding fiscal year. On the basis of this Article 29c, the Company or companies under its control may in no event grant or pay, in each relevant compensation period, a Supplementary Amount to more than five (5) persons within the limitations of the maximum values pursuant to the provision of this Article 29c.

Abschnitt 8: Definitionen	Section 8: Definitions
Artikel 35 Gesamtjahresvergütung	Article 35 Total Annual Compensation
2a Der Begriff Gesamtjahresvergütung hat für Zwecke der Bestimmung von Artikel 29c dieser Statuten die in Artikel 29c dieser Statuten aufgeführte Bedeutung.	2a The term Total Annual Compensation has, for purposes of the provision of Article 29c of these Articles of Association, the meaning assigned to it in Article 29c of these Articles of Association.
Zusatzbetrag	Supplementary Amount
15 Der Begriff Zusatzbetrag hat die in Artikel 29c dieser Statuten aufgeführte Bedeutung.	15 The term Supplementary Amount has the meaning assigned to it in Article 29c of these Articles of Association.
Annex G General Principles and Terms Applicable to Compensation of the Board of Directors and the Executive Management Team
Abschnitt 3a: Vergütung des Verwaltungsrates und der Geschäftsleitung	Section 3a: Compensation of the Board of Directors and the Executive Management Team
Artikel 29b Vergütungs-Prinzipien für Verwaltungsrat und Geschäftsleitung	Article 29b Compensation Principles for the Board of Directors and the Executive Management Team
1    Die Vergütung des Verwaltungsrates kann (i) Barkomponenten, (ii) Aktien, gesperrte Aktien, gesperrte Aktieneinheiten, aufgeschobene Einheiten oder ähnliche Instrumente und/oder (iii) Leistungen oder Vorteile in der Form von Sach- oder Dienstleistungen umfassen, wie im Einzelnen vom Verwaltungsrat oder, soweit delegiert, vom Vergütungsausschuss von Zeit zu Zeit unter Vorbehalt der anwendbaren Planbestimmungen festgelegt. Die so festgelegte Vergütung soll unter anderem die Funktion und die Aufgaben der Verwaltungsräte im Verwaltungsrat und in Ausschüssen des Verwaltungsrates berücksichtigen. Exekutive Verwaltungsräte erhalten keine Vergütung zusätzlich zur Vergütung, welche ihnen im Rahmen ihrer Funktion als Officers der Gesellschaft ausgerichtet wird.

1   The compensation of the Board of Directors may include (i) cash components, (ii) shares, restricted shares, restricted share units, deferred units or similar instruments, and/or (iii) benefits or perquisites in kind or in the form of services, as shall be determined by the Board of Directors or, where delegated to it, the Compensation Committee from time to time, subject to the terms of the applicable plans. The compensation so determined shall, among other things, take into account the position and the roles of the directors within the Board of Directors and on committees of the Board of Directors. Executive directors shall not receive any compensation in addition to the compensation paid to them in their roles as officers of the Company.

2    Sofern vom Verwaltungsrat oder, soweit delegiert, vom Vergütungsausschuss nicht anders festgelegt, besteht die Vergütung der Geschäftsleitung in der Regel aus (i) einem Basissalär, (ii) kurzfristiger Leistungs- oder Erfolgsvergütung gemäss den anwendbaren Plänen, (iii) langfristiger Leistungs- oder Erfolgsvergütung gemäss den anwendbaren Plänen und (iv) weiterer Vergütung, die der Verwaltungsrat oder, soweit delegiert, der Vergütungsausschuss als angemessen erachtet, einschliesslich (ohne Beschränkung auf) Beiträge an Vorsorgeleistungspläne und Spesenpauschalen.

2   Except as otherwise determined by the Board of Directors or, where delegated to it, the Compensation Committee, the compensation of the Executive Management Team shall generally consist of (i) a base salary, (ii) short-term incentive compensation pursuant to the applicable plans, (iii) long-term incentive compensation pursuant to the applicable plans and (iv) any other compensation as deemed appropriate by the Board of Directors or, where delegated to it, the Compensation Committee, including, without limitation, contributions to post-retirement benefit plans and allowances.

3    Kurzfristige Leistungs- oder Erfolgsvergütung soll Mitgliedern der Geschäftsleitung die Möglichkeit geben, einen jährlichen Bar-Bonus, andere an kurzfristigen Leistungs- oder Erfolgszielen ausgerichtete Vergütung, oder eine Kombination davon zu verdienen, jeweils wie vom Verwaltungsrat oder, soweit delegiert, vom Vergütungsausschuss von Zeit zu Zeit festgelegt, und ist gestützt auf Performance festzulegen, gemessen an vordefinierten Zielen, einschliesslich (ohne Beschränkung auf) Sicherheitszielen, finanziellen Zielen, strategischen Unternehmenszielen, individuellen Leistungszielen, Leistungszielen bezogen auf vergleichbare Unternehmen, und anderen Zielen, wie vom Verwaltungsrat, oder soweit delegiert, vom Vergütungsausschuss von Zeit zu Zeit festgelegt.

3   Short-term incentive compensation shall provide members of the Executive Management Team with the opportunity to earn an annual cash bonus, other short-term incentive awards, or a combination thereof, as shall be determined by the Board of Directors or, where delegated to it, the Compensation Committee from time to time, and shall be based on performance as measured against predetermined objectives, including, without limitation, safety performance objectives, financial performance objectives, strategic corporate objectives, individual performance objectives, peer performance objectives, and such other objectives, all as established by the Board of Directors or, where delegated to it, the Compensation Committee from time to time.

4    Langfristige Leistungs- oder Erfolgsvergütung ist mit dem Ziel auszugestalten, einen Anreiz für eine erhöhte Leistung und die Erreichung von langfristigen Zielen durch die Geschäftsleitung zu setzen, das Wachstum von Shareholder Value zu fördern und Schlüsseltalente anzubinden, unter anderem dadurch, dass Mitgliedern der Geschäftsleitung Möglichkeiten gegeben werden, am langfristigen Wachstum und der Profitabilität der Gesellschaft teilzuhaben. Zu diesem Zweck, einschliesslich (ohne Beschränkung) zwecks Bestimmung der relevanten Zielwerte der Vergütung gemäss den anwendbaren Plänen, kann der Verwaltungsrat oder, soweit delegiert, der Vergütungsausschuss unter anderem die Position und den Grad der Verantwortung des betreffenden Vergütungsempfängers, individuelle Leistungsziele, Ziele der Gesellschaft oder Teilen davon, einschliesslich (ohne Beschränkung) die Aktienrendite im Verhältnis zum Markt, anderen Unternehmen oder anderen Richtgrössen, berücksichtigen. Der endgültige Wert von langfristigen Leistungs- oder Erfolgsvergütung kann den jeweiligen Zielwert übersteigen. Der Verwaltungsrat oder, soweit delegiert, der Vergütungsausschuss bestimmt das relative Gewicht der Leistungskriterien und die jeweiligen Referenzwerte.

4   Long-term incentive compensation shall be designed so as to motivate superior performance and achievement of long-term goals by the Executive Management Team, to promote the growth of shareholder value and retain key talent, among other things, by providing members of the Executive Management Team with opportunities to participate in the long-term growth and profitability of the Company. For such purposes, including, without limitation, for purposes of determining the relevant target values of compensation pursuant to the applicable plans, the Board of Directors or, where delegated to it, the Compensation Committee may, among other things, take into account the position and level of responsibility of the respective compensation recipient, individual performance targets, targets of the Company or parts thereof, including, without limitation, total shareholder return relative to market, other companies or other benchmarks. The definitive value of long-term incentive compensation may exceed the relevant target value. The Board of Directors or, where delegated to it, the Compensation Committee shall determine the relative weight of the performance criteria and the respective target values.

5    Der Verwaltungsrat, oder soweit delegiert, der Vergütungsausschuss legt, soweit anwendbar, die Zuteilungs-, Vesting-, Ausübungs- und Verfallsbedingungen fest; der Verwaltungsrat, oder soweit delegiert, der Vergütungsausschuss kann vorsehen, dass bei Eintritt von im Voraus bestimmten Ereignissen wie etwa einem Kontrollwechsel oder der Beendigung eines Arbeits-, Mandats- oder anderen Vertrags Vesting- und Ausübungsbedingungen fortbestehen, verkürzt oder aufgehoben werden, Vergütungen unter Annahme der Zielerreichung ausgerichtet werden oder Vergütungen verfallen.

5   The Board of Directors or, where delegated to it, the Compensation Committee shall, as applicable, determine the grant, vesting, exercise and forfeiture conditions; the Board of Directors or, where delegated to it, the Compensation Committee may provide for the continuation, acceleration or removal of vesting and exercise conditions, for the payment or grant of compensation based upon assumed target achievement, or for forfeiture, in each case with regard to pre-determined events such as a change-in-control or termination of an employment, mandate or other agreement.

6    Die Gesellschaft oder von ihr kontrollierte Gesellschaften können die Aktien, die im Rahmen der aktienbezogenen Vergütung an die Begünstigten auszugeben oder zu liefern sind, jeweils soweit verfügbar, aus genehmigtem oder bedingtem Aktienkapital oder unter Verwendung von eigenen Aktien bereitstellen.

6   The Company or companies under its control may procure the Shares to be issued or delivered to beneficiaries of equity-based awards, to the extent available, from authorized share capital, conditional share capital, or through use of treasury shares.

7 Vergütung gemäss diesen Statuten kann durch die Gesellschaft oder durch von ihr kontrollierte Gesellschaften zugeteilt oder bezahlt werden.	7 Compensation pursuant to these Articles of Association may be granted or paid by the Company or companies under its control.

Annex H Maximum Term, Termination Notice Periods and Non-Competition Agreements of Members of the Board of Directors and the Executive Management Team
Abschnitt 3b: Verträge betreffend Vergütung mit Mitgliedern des Verwaltungsrates und der Geschäftsleitung	Section 3b: Agreements Regarding Compensation With Members of the Board of Directors and the Executive Management Team
Artikel 29d Verträge betreffend Vergütung mit Mitgliedern des Verwaltungsrates und der Geschäftsleitung	Article 29d Agreements Regarding Compensation With Members of the Board of Directors and the Executive Management Team
1    Die Gesellschaft oder von ihr kontrollierte Gesellschaften können mit Mitgliedern des Verwaltungsrates unbefristete oder befristete Mandatsverträge oder andere Verträge über deren Vergütung als Verwaltungsräte abschliessen. Die Dauer von befristeten Verträgen darf die Amtsdauer eines Verwaltungsrates nicht überschreiten. Eine Erneuerung eines befristeten Vertrags ist zulässig. Unbefristete Verträge haben eine Kündigungsfrist von maximal einer Amtsdauer.

1   The Company or companies under its control may enter into mandate or other agreements with the members of the Board of Directors regarding their compensation as directors for a fixed term or for an indefinite term. The duration of fixed term agreements may not exceed a director’s term of office. A renewal of a fixed term agreement is permissible. Agreements for an indefinite term may have a termination notice period not exceeding a term of office.

2    Die Gesellschaft oder von ihr kontrollierte Gesellschaften können mit Mitgliedern der Geschäftsleitung unbefristete oder befristete Arbeitsverträge oder andere Verträge über ihre Vergütung als Mitglieder der Geschäftsleitung abschliessen. Die maximale Dauer eines befristeten Vertrags beträgt ein (1) Jahr. Eine Erneuerung eines befristeten Vertrags ist zulässig. Unbefristete Verträge haben eine Kündigungsfrist von maximal zwölf (12) Monaten.

2   The Company or companies under its control may enter into employment or other agreements with the members of the Executive Management Team regarding their compensation as members of the Executive Management Team for a fixed term or for an indefinite term. The duration of fixed term agreements may not exceed one (1) year. A renewal of a fixed term agreement is permissible. Agreements for an indefinite term may have a termination notice period of a maximum of twelve (12) months.

3    Mitglieder der Geschäftsleitung können während der Kündigungsfrist von ihrer Arbeitspflicht befreit werden. Des Weiteren ist es zulässig, dass die Gesellschaft oder von ihr kontrollierte Gesellschaften Aufhebungs- oder ähnliche Vereinbarungen abschliessen.

3   Members of the Executive Management Team may be released from their obligation of work during the period of the termination notice period. Further, it shall be permissible for the Company or companies under its control to enter into termination or similar agreements.

4    Die Gesellschaft oder von ihr kontrollierte Gesellschaften können mit Mitgliedern der Geschäftsleitung Konkurrenzverbote für die Zeit nach Beendigung des Arbeitsvertrags vereinbaren. Die Dauer eines solchen Konkurrenzverbots für ein Mitglied der Geschäftsleitung darf ein (1) Jahr nicht überschreiten, und die Entschädigung für ein Konkurrenzverbot darf die Summe des Basissalärs und des Ziel-Bar-Bonus des betreffenden Mitglieds der Geschäftsleitung im letzten vollen Geschäftsjahr, während dem er oder sie von der Gesellschaft oder von einer von ihr kontrollierten Gesellschaft angestellt war, nicht übersteigen.

4   The Company or companies under its control may enter into non-competition agreements with members of the Executive Management Team for the period after the termination of the employment agreement. The duration of any such non-competition undertaking by an Executive Management Team member shall not exceed one (1) year, and the consideration paid for a non-competition undertaking shall not exceed the sum of the base salary and the target cash bonus of the respective Executive Management Team member in the last full fiscal year in which he or she was employed with the Company or one of its companies under its control.

Annex I Permissible Mandates of Directors of the Board of Directors and the Executive Management Team
Abschnitt 3c: Mandate ausserhalb des Konzerns[, Darlehen, Vorsorgeleistungen ausserhalb der beruflichen Vorsorge]*	Section 3c: Mandates Outside the Group[, Loans, Post-Retirement Benefits Beyond Occupational Pensions]*
Artikel 29e Mandate ausserhalb des Konzerns	Article 29e Mandates Outside the Group
1    Kein Mitglied des Verwaltungsrates kann zusätzlich zum Mandat bei der Gesellschaft mehr als zehn (10) Mandate in Personen wahrnehmen, wovon nicht mehr als vier (4) in Personen sein dürfen, deren Aktien an einer Börse kotiert sind.

1   No member of the Board of Directors may hold more than ten (10) Mandates in Persons other than the Company, of which not more than four (4) may be in Persons whose shares are listed on a stock exchange.

2    Kein Mitglied der Geschäftsleitung kann mehr als vier (4) Mandate in Personen wahrnehmen, wovon zusätzlich zu einem allfälligen Mandat bei der Gesellschaft nicht mehr als eines (1) in einer Person sein darf, deren Aktien an einer Börse kotiert sind.

2   No member of the Executive Management Team may hold more than four (4) Mandates in Persons of which, in addition to a Mandate at the Company, if any, not more than one (1) may be in Persons whose shares are listed on a stock exchange.

3 Die folgenden Mandate fallen nicht unter die Beschränkungen gemäss Abs. 1 und Abs. 2 dieses Artikels 29e:	3 The following Mandates shall not be subject to the limitations set forth in para. 1 and para. 2 of this Article 29e:

(a) Mandate in Personen, welche die Gesellschaft kontrollieren, durch die Gesellschaft kontrolliert werden oder unter gemeinsamer Kontrolle mit der Gesellschaft stehen;	(a) Mandates in any Person which Controls, is Controlled by or is under common Control with the Company;
(b)   Ohne Einschränkung von lit. a hiervor, Mandate, die auf Anordnung der Gesellschaft oder von Personen, welche die Gesellschaft kontrollieren, durch die Gesellschaft kontrolliert werden oder unter gemeinsamer Kontrolle mit der Gesellschaft stehen, wahrgenommen werden. Kein Mitglied des Verwaltungsrates oder der Geschäftsleitung kann mehr als zehn (10) solche Mandate wahrnehmen; und

(b)   Without limitation to subpara. a above, Mandates held at the instruction of the Company or any Person which Controls, is Controlled by or is under common Control with the Company; provided, however, that no member of the Board of Directors or the Executive Management Team shall hold more than ten (10) such Mandates; and

(c)   Mandate in Vereinen und Verbänden, gemeinnützigen Organisationen, Non-For-Profit Organisationen, Stiftungen (einschliesslich Personalfürsorgestiftungen), Trusts und ähnliche Personen. Kein Mitglied des Verwaltungsrates oder der Geschäftsleitung kann mehr als zehn (10) solche Mandate wahrnehmen.

(c)   Mandates in associations, charitable organizations, non-for-profit organizations, foundations (including in relation to post-retirement benefits), trusts and similar Persons; provided, however, that no member of the Board of Directors or the Executive Management Team shall hold more than ten (10) such Mandates.

4    Der Begriff “Mandat”, so wie er in diesen Statuten verwendet wird, umfasst jeglichen Einsitz in das oberste Leitungs- oder Verwaltungsorgan einer Person, die zur Eintragung in ein schweizerisches Handelsregister oder ein entsprechendes ausländisches Register verpflichtet ist. Bis zu zehn (10) Mandate in verschiedenen Personen, welche ausserhalb des Anwendungsbereichs von Artikel 29e Abs. 3(a) unter einheitlicher Kontrolle oder gleicher wirtschaftlicher Berechtigung stehen, gelten als ein Mandat.

4   The term "Mandate," as used in these Articles of Association, shall refer to any position in the supreme governing body of a Person that is required to be registered in a Swiss Commercial Register or a foreign register of equivalent nature. Up to ten (10) Mandates in different Persons that are under joint Control or common beneficial ownership outside the scope of application of Article 29e para. 3(a) shall be deemed to be one Mandate.

Abschnitt 8: Definitionen	Section 8: Definitions
Artikel 35 Mandat	Article 35 Mandate
4a Der Begriff Mandat hat die in Artikel 29e Abs. 4 dieser Statuten aufgeführte Bedeutung.	4a The term Mandate has the meaning assigned to it in Article 29e para. 4 of these Articles of Association.
Person	Person
9    Person bedeutet jede natürliche Person, jede Kapitalgesellschaft, rechts- oder nicht-rechtsfähige Personengesellschaft oder jeder andere Rechtsträger. Für die Zwecke von Artikel 29e dieser Statuten sind Individuen nicht erfasst.
9 Person means any individual, corporation, partnership, unincorporated association or other entity. For purposes of Article 29e of these Articles of Association, it shall not include individuals.
*Note: The part of the section title in square brackets is subject to the approval of Agenda Item 7G.

Annex J Loans and Post-Retirement Benefits beyond Occupational Pensions
Abschnitt 3c: [Mandate ausserhalb des Konzerns,]* Darlehen, Vorsorgeleistungen ausserhalb der beruflichen Vorsorge	Section 3c: [Mandates Outside the Group,]* Loans, Post-Retirement Benefits Beyond Occupational Pensions
Artikel 29f Darlehen / Vorsorgeleistungen ausserhalb der beruflichen Vorsorge	Article 29f Loans / Post-Retirement Benefits Beyond Occupational Pensions
1 Die Gesellschaft oder von ihr kontrollierte Gesellschaften entrichten keine Darlehen an Mitglieder des Verwaltungsrates oder der Geschäftsleitung.	1 The Company or companies under its control shall not grant any loans to members of the Board of Directors or the Executive Management Team.

2    Die Gesellschaft oder von ihr kontrollierte Gesellschaften können an ein Mitglied der Geschäftsleitung Vorsorgeleistungen ausserhalb der beruflichen Vorsorge ausrichten, wobei solche Vorsorgeleistungen 50% des Basissalärs im Geschäftsjahr, das der Pensionierung unmittelbar vorausgeht, nicht übersteigen dürfen.

2   The Company or companies under its control may grant a member of the Executive Management Team post-retirement benefits beyond occupational pensions; provided, however, that any such post-retirement benefits may not exceed 50% of the base salary in the fiscal year immediately preceding the retirement.

*Note: The part of the section title in square brackets is subject to the approval of Agenda Item 7F.

Annex K Amendment of Article 18 para. 2 of the Articles of Association Regarding the Applicable Vote Standard for Elections of Directors, the Chairman and the Members of the Compensation Committee
Artikel 18 Beschlüsse und Wahlen	Article 18 Resolutions and Elections
1 Keine Änderungen	1 No changes
2    ~~Die Generalversammlung entscheidet über die~~ Gibt es bei einer Wahl von Mitgliedern des Verwaltungsrates ~~nach dem proportionalen Wahlverfahren~~, ~~wonach diejenige Person~~des Verwaltungsratspräsidenten oder von Mitgliedern des Vergütungsausschusses mehr Kandidaten als gemäss der Einladung zur Generalversammlung Sitze für die betreffende Position zu besetzen sind, werden die Kandidaten nach der Pluralität der abgegebenen Stimmen gewählt. Als Pluralität gilt dabei, dass diejenige Person als gewählt gilt, welche die grösste Zahl der abgegebenen Aktienstimmen für ~~einen Verwaltungsratssitz erhält, als für den betreffenden Verwaltungsratssitz gewählt gilt~~eine Position erhält. Aktienstimmen gegen einen Kandidaten, Stimmenthaltungen, sog. Broker Nonvotes, ungültige oder leere Stimmen haben für die Zwecke dieses Artikels 18 Abs. 2 ~~keine Auswirkungen auf die~~ bei der Wahl von Mitgliedern des Verwaltungsrates, des Verwaltungsratspräsidenten oder der Mitglieder des Vergütungsausschusses keine Auswirkungen.

2 ~~The General Meeting of Shareholders shall decide elections of~~ At any election for members of the Board of Directors ~~upon~~ , the Chair of the Board of Directors and members of the Compensation Committee in which the number of the candidates exceeds the number of the respective positions that are on the agenda of the invitation to the General Meeting of Shareholders, the candidates shall be elected by a plurality of the votes cast ~~at the General Meeting of Shareholders~~. A plurality means that the individual who receives the ~~largest~~ greatest number of votes for a ~~board seat~~ position is elected to that ~~board seat~~position. Votes against any candidate, abstentions, broker nonvotes, blank or invalid ballots shall , for purposes of this Article 18 para. 2, have no impact on the election of members of the Board of Directors ~~under this Article 18 para. 2~~, the Chair of the Board of Directors or the members of the Compensation Committee.

3 Keine Änderungen	3 No changes
4 Keine Änderungen	4 No changes
5 Keine Änderungen	5 No changes
Abschnitt 9: Übergangsbestimmungen	Section 9: Transitional Provisions
Artikel 38 In-Kraft-Treten von Artikel 18 Abs. 2	Article 38 Entry Into Effect of Article 18 para. 2
Artikel 18 Abs. 2 dieser Statuten tritt unmittelbar nach Abschluss der ordentlichen Generalversammlung 2014 in Kraft und findet damit erstmals Anwendung auf die Wahl von Mitgliedern des Verwaltungsrates, des Verwaltungsratspräsidenten und/oder von Mitgliedern des Vergütungsausschusses an der ersten Generalversammlung nach der ordentlichen Generalversammlung 2014.

Article 18 para. 2 of these Articles of Association shall become effective immediately after the completion of the 2014 Annual General Meeting and shall thus apply for the first time to the election of members of the Board of Directors, the Chair of the Board of Directors and/or members of the Compensation Committee at the first General Meeting of Shareholders held after the 2014 Annual General Meeting.

Annex L Amendment of Article 14 para. 1 of the Articles of Association Regarding Shareholder Proposals Pursuant to Swiss Law
Artikel 14 Traktandierung	Article 14 Agenda

1    Jeder Aktionär kann die Traktandierung eines Verhandlungsgegenstandes verlangen. Das Traktandierungsbegehren muss mindestens 30 Kalendertage vor dem Jahrestag des sog. Proxy Statements der Gesellschaft, das im Zusammenhang mit der Generalversammlung im jeweiligen Vorjahr veröffentlicht und gemäss den anwendbaren SEC Regeln bei der SEC eingereicht wurde, schriftlich unter Angabe des Verhandlungsgegenstandes und der Anträge sowie unter Nachweis der erforderlichen Anzahl im Aktienbuch eingetragenen Aktien eingereicht werden. Falls das Datum der anstehenden Generalversammlung mehr als 30 Kalendertage vor oder nach dem Jahrestag der vorangegangenen Generalversammlung angesetzt worden ist, ist das Traktandierungsbegehren stattdessen spätestens 10 Kalendertage nach dem Tag einzureichen, an dem die Gesellschaft das Datum der Generalversammlung öffentlich bekannt gemacht hat.

1 Any shareholder may request that an item be included on the agenda of a General Meeting of Shareholders. An inclusion of an item on the agenda must be requested in writing at least 30 calendar days prior to the anniversary date of the Company's proxy statement in connection with the previous year's General Meeting of Shareholders, as filed with the SEC pursuant to the applicable rules of the SEC, and shall specify in writing the relevant agenda items and proposals, together with evidence of the required shareholdings recorded in the share register; provided, however, that if the date of the General Meeting of Shareholders is more than 30 calendar days before or after ~~such~~ the anniversary date of the previous year's General Meeting of Shareholders, such request must instead be made at least by the 10th calendar day following the date on which the Company has made public disclosure of the date of the General Meeting of Shareholders.

2 Keine Änderungen	2 No changes
3 Keine Änderungen	3 No changes